Exhibit 99.02

FINAL SYMC Release (RH Interim)

Symantec Announces Leadership Changes
Board Member Rick Hill Appointed Interim President and CEO; Greg Clark Steps Down
Seasoned Finance Executive Vincent Pilette Appointed EVP and CFO
MOUNTAIN VIEW, Calif., May 9, 2019 – Symantec Corporation (NASDAQ: SYMC) (the “Company”) today announced the following leadership changes:
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Richard S. Hill, current Symantec director and former Chairman and CEO of Novellus Systems, has been appointed Interim President and Chief Executive Officer, effective immediately. Mr. Hill succeeds Greg Clark, who has stepped down as President and CEO and as a member of the Symantec Board, also effective immediately. The Company will commence a search process to find a permanent CEO.

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Vincent Pilette, CFO of Logitech and former VP of Finance for Hewlett Packard Enterprise’s server, storage and networking business, has been appointed Executive Vice President and Chief Financial Officer of Symantec. He is anticipated to join the Company on May 21, 2019. Mr. Pilette’s appointment follows a comprehensive search process initiated in connection with Nicholas Noviello’s departure as EVP and CFO as announced on January 31, 2019.

Daniel H. Schulman, Chairman of the Symantec Board of Directors, said, “Symantec has a significant opportunity to further enhance shareholder value by continuing to build on the leadership and momentum of both our Enterprise and Consumer Cyber Safety segments. As we enter into a new financial year, Greg and the Board agreed that now is the right time to transition leadership, and we are confident in Rick’s ability to drive the Company forward while we work to identify a permanent CEO.”
Mr. Schulman continued, “Rick is a highly-regarded technology executive with a track record in enterprise computing solutions, and decades of experience leading public companies in the semiconductor and systems industries. His years of relevant leadership experience coupled with his familiarity with our organization make him a natural fit for the Interim CEO role and will allow him to seamlessly take on the responsibilities.”
Mr. Hill, who has served as a Director since January 2019 and who has been named Interim President and CEO of Symantec, said, “I’d like to thank Greg Clark and the full team at Symantec, who have done an outstanding job of building a strategy and solutions that defend enterprises and consumers from the ever increasing cyber threat landscape. Symantec is the only company in the world with a platform built on extensive cyber telemetry and advanced cyber analytics to dynamically defend and inoculate its customers against sophisticated cyber attacks. I look forward to working closely with the Board and management team in executing on the market opportunity within cyber security and am proud to lead Symantec during this interim time while we transition to permanent leadership in the Company.”
Mr. Schulman added, “The Board extends its deep appreciation to Greg for his leadership and contributions to our Company since becoming CEO. He has led Symantec through a time of great transformation, including the combination with Blue Coat and the acquisition of LifeLock, which redefined the cybersecurity landscape. We wish him all the best in his future endeavors.”
Mr. Clark, who has served as CEO since Symantec’s acquisition of Blue Coat in 2016, said, “It has been a privilege to lead this great organization and I am proud of all that the team has accomplished in nearly three years. Together, we’ve built a large installed base of customers and brought to market some of the world’s most powerful cyber defense solutions. As Symantec enters its next phase of growth and value creation, it is the right time for the Board to identify the next generation of leadership. With Rick as Interim President and CEO and a world class team in place, I have no doubt this will be a seamless transition for our customers, partners, employees and shareholders.”

Mr. Pilette, who currently serves as CFO of Logitech and has been appointed Symantec’s new EVP and CFO, said, “I join Symantec with a deep background in operations and as an investor in the Company. Symantec is known for its R&D strengths, its iconic brands, and the breadth of its portfolio, and I am eager to work with the management team to drive growth across our Enterprise and Consumer segments and deliver value to our customers, partners and shareholders. Having met Rick three years ago, I continue to be impressed by his focus on operational excellence and strong record of execution. I am very pleased to be joining him and the entire team as we work to enhance our financial and operational discipline, and improve our results and margins.”
Mr. Hill continued, “Having participated in the CFO search process in my capacity as a Board member, I am delighted to welcome Vincent to Symantec. In addition to his financial and operational acumen, he brings a proven track record of driving results throughout his decades-long career as a financial executive in the technology industry, across our Enterprise and Consumer segments. I look forward to working with Vincent and know he will be an excellent partner to me and the management team both during this interim period and for the long term.”
Mr. Hill added, “During the CEO search process and beyond, we will benefit from our deep bench of leaders, including Art Gilliland and Samir Kapuria, to help maintain continuity and leadership across our Enterprise and Consumer organizations. As Symantec continues to execute our strategy for these pivotal business segments, I can think of no two better leaders than Art and Samir to continue driving results and ensuring we achieve the goal of making our cyber world a safer place.”
Following the changes announced today, the size of Symantec’s Board has decreased from 13 to 12 members, 11 of whom are independent.
Fourth Quarter and Full Year 2019 Financial Results
As announced in a separate press release issued today, Symantec disclosed financial results for its fiscal fourth quarter and full year fiscal 2019, which ended on March 29, 2019. The Company will host a conference call today, May 9, 2019, at 2:00 p.m. PT to discuss the leadership transition and financial results.
About Richard S. Hill
Mr. Hill has been a member of Symantec’s Board since January 2019. Mr. Hill has served as Chairman of the board of directors of Marvell Technology Group Ltd., a semiconductor company, since May 2016 and as a member of the boards of directors of Arrow Electronics, Inc., an electronic components and enterprise computing solutions company, since 2006, Cabot Microelectronics Corporation, a chemical mechanical planarization supplier, since June 2012, and Xperi, an electronic devices development company, since August 2012 and as its Chairman since March 2013. Previously, Mr. Hill served on the boards of directors of several technology companies, including Autodesk, Inc. from March 2016 to June 2018, Yahoo! Inc. from April 2016 to June 2017, Planar Systems, Inc. from June 2013 to December 2015 and LSI Corporation from 2007 to May 2014. Mr. Hill also served as CEO of Novellus Systems, Inc. from December 1993 to June 2012 and held the title of Chairman/CEO at Novellus from May 1996 to June 2012. Mr. Hill received a Bachelor of Science degree in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.
About Vincent Pilette
Mr. Pilette has substantial expertise as a senior financial executive of technology companies. He brings over 20 years of financial management experience in the U.S. and EMEA, most recently as Chief Financial Officer of Logitech International S.A., from September 2013 to May 2019. During his tenure at Logitech, he was responsible for the company’s financial strategies and worldwide finance organization, managing consolidated revenues of almost three billion dollars (U.S.), tax, treasury, accounting, financial planning and analysis, and communication with an international base of shareholders trading Logitech shares on the SIX Swiss Exchange and the Nasdaq Global Market. In addition, Mr. Pilette was a key partner to Logitech’s CEO to shape and direct the implementation of all aspects of the company’s business strategies. Prior to Logitech, Mr. Pilette served as Chief Financial Officer of Electronics for Imaging (EFI), a global technology imaging company, and as Vice President of Finance for Hewlett Packard Enterprise’s multi-billion dollar server, storage and networking business. He holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.

About Symantec
Symantec Corporation (NASDAQ: SYMC), the world's leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec's Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world's largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.
Forward-Looking Statements
This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding the Company’s leadership changes and Symantec’s prospects for growth and value creation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: retention of existing executive leadership team members; difficulties in improving sales execution and product development during leadership transitions; general business and economic conditions; our ability to integrate acquired businesses and realize the expected benefits of the acquisitions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q.
Contacts
Symantec Corporation
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Media Relations
Lauren_Armstrong@symantec.com
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Investor Relations
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